EXHIBIT 5.1

LEGAL OPINION

Opinion of Blackwell Sanders Peper Martin LLP
March 2, 2001

UtiliCorp United Inc.
20 West 9th Street
Kansas City, Missouri 64105
Ladies and Gentlemen:

    We have acted as counsel to UtiliCorp United Inc., a Delaware corporation (the "Company") and UCU Capital Trust I, a Delaware statutory business trust (the "Trust") in connection with their filing of a Registration Statement on Form S-3 (the "Registration Statement") with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Act"), for the purpose of registering the following securities pursuant to Rule 462(b) under the Act, to be offered from time to time by the Company and the Trust on the terms to be determined at the time of the offering: (i) Stock Purchase Contracts of the Company (the "Stock Purchase Contracts"); (ii) Stock Purchase Units, consisting of Stock Purchase Contracts and Trust Preferred Securities, as defined below; (iii) Common Stock, par value $1.00, of the Company (the "Common Stock"); (iv) Preferred Securities of the Trust (the "Trust Preferred Securities"); (v) Subordinated Debentures of the Company (the "Subordinated Debentures"); (vi) the guarantee of the Company in connection with the Trust Preferred Securities (the "Guarantee"); and (vii) Debt Securities of the Company (the "Debt Securities").

    We are familiar with the proceedings to date with respect to such proposed sale and have examined such records, documents and matters of law and satisfied ourselves as to such matters of fact as we have considered relevant for the purposes of this opinion.

    On the basis of such examination, we are of the opinion that, when the Registration Statement, as it may be amended, has become effective under the Securities Act and any applicable state securities or Blue Sky laws have been complied with:

    1.  The Stock Purchase Contracts will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Purchase Contract Agreement between the Company and The Chase Manhattan Bank, as purchase contract agent, has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (ii) the terms of the Stock Purchase Contracts have been authorized by appropriate action of the Company; and (iii) the Stock Purchase Contracts have been duly executed and delivered as contemplated by the Registration Statement and any prospectus supplement relating thereto.

    2.  The Common Stock, which has been duly authorized, will be validly issued, fully paid, and nonassessable at such time as: (i) the terms of the issuance and sale of the Common Stock have been duly authorized by appropriate action of the Company; and (ii) the Common Stock has been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto.

    3.  The Subordinated Debentures will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the terms of the Subordinated Debentures and of their issuance and sale have been authorized by appropriate action of the Company; (ii) the Subordinated Debentures have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture, and (iii) the Subordinated Debentures have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable indenture or supplemental indenture.

    4.  The Guarantee will be a valid and legally binding obligation of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the Registration Statement has become effective under the Securities Act; (ii) the Guarantee Agreement by the Company and The Chase Manhattan Bank, as guarantee trustee, for the benefit of the holder of securities of the Trust has been duly executed and delivered so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Preferred Securities have been duly issued and delivered by the Trust as contemplated by the Registration Statement and any prospectus supplement relating thereto.

    5.  The Debt Securities will be valid and legally binding obligations of the Company, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights and to general equity principles at such time as: (i) the terms of the Debt Securities and of their issuance and sale have been approved by appropriate action of the Company; (ii) the Debt Securities have been duly executed, authenticated and delivered in accordance with the applicable indenture or supplemental indenture; and (iii) the Debt Securities have been duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto and the applicable indenture or supplemental indenture.

    We hereby consent to the reference to us under the heading "Legal Matters" in the prospectus constituting a part of the Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement. By giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder.

                      Very truly yours,

                      /s/ Blackwell Sanders Peper Martin LLP